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                                                                   EXHIBIT 10.10
                           EMPLOYEE MATTERS AGREEMENT


                  This EMPLOYEE MATTERS AGREEMENT is made as of September 18, 2000 (the "Employee Matters Agreement"), by and between SPX Corporation ("SPX") and Inrange Technologies Corporation ("Inrange") (each of SPX and Inrange, a "Party," and, collectively, the "Parties").


                                    RECITALS

         WHEREAS, Inrange is issuing shares of its Class B common stock, par value $0.01 per share, to the public in an Initial Public Offering; and

         WHEREAS, by entering into this Employee Matters Agreement, the Parties intend to set forth obligations and responsibilities of each of them relating to the compensation and employee benefits of the Inrange Employees after the closing of the Initial Public Offering;

         NOW, THEREFORE, in consideration of the covenants and agreements set forth below, the Parties agree as follows:

1. DEFINITIONS. As used in this Employee Matters Agreement, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms described:

         (a) "Initial Public Offering" shall mean the initial public offering by the Company of shares of its Class B common stock, par value $.01 per share, as contemplated by a registration statement on Form S-1, as supplemented and amended from time to time.

          (b) "SPX Benefit Arrangements" shall mean any and all pension, supplemental pension, accidental death and dismemberment, life and health insurance and benefits (including medical, dental, vision, life insurance, hospitalization, prescription drug, behavioral health and short- and long-term disability), savings, salary, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, salary continuation, tuition reimbursement, service award, company car, scholarship, relocation, patent award, fringe benefit and other plans, programs, policies, agreements and arrangements, in each case (i) sponsored and maintained by SPX or one of its subsidiaries (other than Inrange and its subsidiaries) and (ii) providing or having any liability to provide compensation or benefits of any kind to the Inrange Employees (including, but not limited to, any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended)).

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          (c) "Inrange Employees" shall mean all persons who are current and former employees of Inrange.

         2. CONTINUATION OF INRANGE EMPLOYEES IN INRANGE BENEFIT ARRANGEMENTS

         (a) Except as provided in Sections 2(b) and 2(c) hereof, after the closing of the Initial Public Offering, the Inrange Employees shall continue to participate in the SPX Benefit Arrangements in which they participated as of the closing of the Initial Public Offering; provided, however, that SPX may amend, modify or terminate such SPX Benefit Arrangement with respect to the participation of some or all of the Inrange Employees therein so long as such action (x) applies to all similarly situated employees of SPX who participate therein and (y) is permitted under the terms of such SPX Benefit Arrangement.

         (b) SPX shall cause the Inrange Employees to cease to participate in SPX's employee stock purchase plan and EVA incentive compensation plan not later than the closing of the Initial Public Offering.

         (c) The Parties acknowledge and agree that, unless SPX shall determine otherwise, the Inrange Employees will not receive equity awards under any SPX equity incentive plan after the closing of the Initial Public Offering.

         (d) The Parties acknowledge and agree that (i) Inrange shall bear all liabilities in respect of the SPX Benefit Arrangements, and (ii) SPX shall have no obligations in respect of the SPX Benefit Arrangements other than (x) the obligations set forth in this Employee Matters Agreement and (y) the administrative services to be provided by SPX in respect thereof under the Management Services Agreement between the Parties.

         (e) Nothing in this Employee Matters Agreement shall prohibit Inrange from establishing such other compensation or employee benefit plans, programs, policies, agreements and arrangements as it deems necessary and appropriate to provide compensation and employee benefits to the Inrange Employees; provided, that, if Inrange does so establish any such other compensation or employee benefit plan, program, policy, agreement or arrangement which replaces an SPX Benefit Arrangement (in whole or in part), SPX shall have the right, in its sole discretion, upon 60 days' notice to Inrange, to reduce such SPX Benefit Arrangement to the extent of such replacement.

         3.       COOPERATION.

         (a) Each of the Parties shall reasonably cooperate with each other in carrying out the terms of this Employee Matters Agreement with the purpose of effectuating the

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intent hereof, and each Party shall take such actions as may be reasonably requested by the other Party relating hereto.

         (b) Each of the Parties shall provide to the other Party, upon such other Party's reasonable request, information in such Party's possession which relates to the SPX Benefit Arrangements, including, without limitation, annual reports on Form 5500, actuarial valuations and materials relating to nondiscrimination and coverage.

         4. EFFECTIVENESS. This Employee Matters Agreement shall become effective upon the closing of the Initial Public Offering.

         5. INCORPORATION BY REFERENCE. Article VI of the Management Services Agreement is incorporated by reference into this Employee Matters Agreement.

         6. TERMINATION. The matters contemplated by this Employee Matters Agreement, for purposes of the termination thereof, shall be deemed "Services" for purposes of the application of Section 5.01 of the Management Services Agreement between the Parties and may be terminated as set forth therein.

         IN WITNESS WHEREOF, the Parties hereto have executed this Employee Matters Agreement, effective upon the closing of the Initial Public Offering.

                                                  INRANGE TECHNOLOGIES
SPX CORPORATION                                   CORPORATION


/s/ Christopher J. Kearney                        /s/ Kenneth H. Koch
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By: Christopher J. Kearney                        By: Kenneth H. Koch
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Title: Vice President and                         Title: Vice President and
       General Counsel                                   General Counsel
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